UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2017

AeroCentury Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-13387	94-3263974
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1440 Chapin Avenue, Suite 310 Burlingame, California	94010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (650) 340-1888

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The Company issued a press release, dated October 31, 2017, announcing, among other things, the entry into an Agreement and Plan of  Merger, with JetFleet Holding Corp., and certain other parties, dated October 26, 2017, the text of which is filed herewith and incorporated by reference into this "Item 7.01. Regulation FD Disclosure."

The information furnished pursuant to Item 7.01 of this Current Report shall not be considered "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Exchange Act, unless the Company expressly sets forth in such future filing that such information is to be considered "filed" or incorporated by reference therein. This information shall not be deemed an admission as to the materiality of such information that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued on October 31, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROCENTURY CORP.

Date: Nov. 3, 2017	By:	/s/ Toni M. Perazzo
Name: Toni M. Perazzo
Title: Sr. Vice President & Chief Financial Officer